ADDENDUM TO REPURCHASE AGREEMENT

     THIS ADDENDUM TO REPURCHASE AGREEMENT (this "Addendum"), dated and effective as of June 1, 2000, by and among BANG & OLUFSEN AMERICA, INC. a Delaware corporation ("BOA"), HARVEY ELECTRONICS, INC., a New York corporation ("Harvey") and PARAGON CAPITAL, LLC, a Delaware limited liability company ("Lender"), supplements the Repurchase Agreement dated as of even date herewith by and among BOA, Harvey and Lender (the "Repurchase Agreement"). Capitalized terms used in this Addendum and not otherwise defined herein have the meanings specified for such terms in the Repurchase Agreement.

     1. Notwithstanding anything to the contrary contained in paragraph 16.C of either Dealer Agreement, BOA, Harvey and Lender hereby agree that if BOA exercises its right of repurchase under said paragraph 16.C in accordance with the terms thereof (the "Dealer Agreement Right of Repurchase"), (i) BOA shall provide Lender with a copy of the demand that BOA is required to deliver to Harvey pursuant to said paragraph 16.C concurrent with the delivery of such demand to Harvey and (ii) all sums payable by BOA pursuant to said paragraph 16.C shall be paid in accordance with Lender's written instructions therefor; provided, however, that if BOA shall at any time receive a Sale Notice prior to consummation of the transactions contemplated by the exercise of a Dealer Agreement Right of Repurchase, the Dealer Agreement Right of Repurchase shall automatically be null and void without any further act or instrument of any party hereto and the rights and obligations of the parties hereto in respect of the Products shall be governed solely and exclusively by the terms and conditions of the Repurchase Agreement.

     2. BOA shall be entitled to conclusively rely on any written instructions delivered by Lender pursuant to paragraph 1 of this Addendum, and Harvey hereby releases BOA from, and agrees to hold BOA harmless in respect of, any and all liability, claims, losses, damages, costs and/or expenses (including attorneys' fees and disbursements) resulting from BOA's reliance on, and/or compliance with, said written instructions of Lender.

     3. BOA hereby acknowledges and consents to the granting of the Security Interest to Lender.

     4. The Repurchase Agreement, as supplemented by this Addendum, and the Dealer Agreements are intended to be, and shall, to the extent reasonably possible, be construed as, complementary documents; provided, however, that in the event of any conflict between the terms of the Repurchase Agreement, as supplemented by this Addendum, and the Dealer Agreements, the Repurchase Agreement, as supplemented by this Addendum, shall govern and be controlling in all respects.

     5. This Addendum may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.


                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.


                                            BANG & OLUFSEN AMERICA, INC.


                                         By:______________________________
                                            Ole Bek, President


                                            PARAGON CAPITAL, LLC


                                         By:______________________________
                                        Its:______________________________


                                            HARVEY ELECTRONICS, INC.


                                         By:_____________________________
                                            Franklin Karp, President